Exhibit 23.3

TransAsia Lawyers
Advisors on PRC & International Law

Suite 2218, China World Office 1, 1 Jianguomenwai Avenue, Beijing 100004, China
2218 100004
Tel: (86 10) 6505 8188 Fax: (86 10) 6505 8189/98
Website: www.TransAsiaLawyers.com

5 November, 2014

Autohome Inc.

10th Floor Tower B, CEC Plaza,

3 Dan Ling Street,

Haidian District, Beijing

The People’s Republic of China

Ladies and Gentlemen,

We consent to the references to our firm under the headings “Risk Factors”, “Enforceability of Civil Liabilities”, “Regulation”, “Taxation” and “Legal Matters” in the prospectus included in Autohome Inc.’s Registration Statement on Form F-1, filed with the Securities and Exchange Commission on the New York Stock Exchange under the U.S. Securities Act of 1933, as amended.

Yours faithfully,

/s/ TransAsia Lawyers
TransAsia Lawyers